SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported):

June 25, 2003

XEROX CORPORATION

(Exact name of registrant as specified in its charter)

New York	1-4471	16-0468020
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 Long Ridge Road

P. O. Box 1600

Stamford, Connecticut 06904-1600

(Address of principal executive offices)(Zip Code)

Registrant’s telephone number, including area code:

(203) 968-3000

Not Applicable

(Former name or former address, if changed since last report)

Item 5.    Other Events

The Registrant is filing this Current Report on Form 8-K to file the legal opinions required by Item 601(b)(5) of Regulation S-K in connection with the Registrant’s offering and sale of 9.2 million shares of 6.25% Series C Mandatory Convertible Preferred Stock, 46 million shares of Common Stock and $700 million of 7-1/8% Senior Notes due 2010 and $550 million 7-5/8% Senior Notes due 2013, each of which closed on June 25, 2003.

Item 7.    Financial Statements, Pro Form Financial Information and Exhibits

Exhibit No	Description

5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the 6.25% Series C Mandatory Convertible Preferred Stock
5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the Common Stock
5.3	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the 7-1/8% Senior Notes due 2010 and the 7-5/8% Senior Notes due 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, Registrant has duly authorized this report to be signed on its behalf by the undersigned duly authorized.

XEROX CORPORATION

/s/ MARTIN S. WAGNER
By:	Martin S. Wagner Assistant Secretary

Date: June 25, 2003

Exhibit Index

Exhibit No.	Description
5.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the 6.25% Series C Mandatory Convertible Preferred Stock
5.2	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the Common Stock
5.3	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP relating to the 7-1/8% Senior Notes due 2010 and the 7-5/8% Senior Notes due 2013